Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the combined Statement of Additional Information dated January 31, 2022.

We also consent to the incorporation by reference of our report dated November 24, 2021, with respect to the financial statements and financial highlights of State Street Institutional Funds (comprising State Street Institutional International Equity Fund, State Street Institutional Premier Growth Equity Fund, State Street Institutional Small-Cap Equity Fund, State Street Institutional U.S. Equity Fund and State Street Active Core Bond Fund) included in their Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2021, into this Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A, File No. 333-29337), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 27, 2022